                                                                    EXHIBIT 3.36



                           ARTICLES OF INCORPORATION
                                       OF
                         SALEM MEDIA OF COLORADO, INC.

FIRST: The name of the corporation is Salem Media of Colorado, Inc. ("Corporation").

SECOND: The address of the registered office of the Corporation in the State of Colorado is 1535 Grant Street, Suite 140, Denver, Colorado 80203-1843 and the name of its registered agent at that address is Search Company International.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the laws of the state of Colorado. In furtherance of the foregoing purposes, the Corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under the laws of the State of Colorado. In addition, it may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes.

FOURTH: The Corporation shall be authorized to issue one class of stock designated "Common Stock." The total number of shares which the Corporation shall have authority to issue is 1,000, each having no par value.

                    Each shareholder of record shall have one vote for each share of stock which is outstanding in his or her name on the books of the Corporation and which is entitled to vote. In the election of directors each shareholder shall be entitled to cast for any one candidate no greater number of votes than the number of shares held by such shareholder; no shareholder shall be entitled to cumulate votes on behalf of any candidate.

                    No shareholder of the Corporation shall have any preemptive or similar right to acquire any additional unissued or treasury shares of stock, or other securities of any class, or any rights, warrants or options to purchase stock, or securities of any kind convertible into stock or bearing stock purchase warrants or privileges.

                    The Board of Directors of the Corporation (the "Board") may from time to time distribute to the shareholders in partial liquidation, or out of stated capital or capital surplus of the Corporation, a portion of its assets, in cash or property, subject to the limitations contained in the statutes of Colorado.

                    The Corporation shall have the right to impose restrictions on the transfer of shares of the Corporation.

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                    A quorum for shareholder meetings will consist of a majority of the shares issued and outstanding and entitled to vote at the meeting.

                    When a quorum is present, and notwithstanding that the applicable statute requires a vote of two-thirds of the shares entitled to vote to take action, the affirmative vote of a majority of the shares issued and outstanding and entitled to vote on the subject matter shall be the act of the shareholders.

FIFTH:   The name and mailing address of the incorporator of the Corporation is:

                         Search Company International
                         1535 Grant Street, Suite 140
                         Denver, CO  80203-1843

SIXTH: The number of directors shall be no less than two and no greater than five, except that there need be only as many directors as there are shareholders if the outstanding shares are held of record by fewer than three persons. The term of office of each director shall be until the next annual meeting of the shareholders and thereafter until his or her successor is elected and qualified

                    The initial Board shall consist of two persons who shall serve until their successors are elected and qualified. The beginnings of the terms of office of the directors shall be contemporaneous. The names and addresses of the initial directors are:

         Edward G. Atsinger, III  4880 Santa Rosa Road
                                  Suite 300
                                  Camarillo, CA  83012

         Stuart Epperson          4880 Santa Rosa Road
                                  Suite 300
                                  Camarillo, CA  83012

SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation.

EIGHTH: Elections of the directors may be by written ballot if the Board so determines.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on shareholders herein are granted subject to this reservation.

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TENTH:    No contract or transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for that reason or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes, approves, or ratifies the contract or transaction or solely because his or their votes are counted for such purpose if the contract or transaction was fair as to the Corporation.

ELEVENTH: The Corporation is authorized to eliminate or limit the personal liability of its directors in accordance with and subject to the limitations of the terms of Colorado Revised Statutes (S) 7-3-101(1)(u) as follows: No director shall be personally liable to the Corporation or its shareholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for acts specified in Section 7-5-114 of the Colorado Corporation Code, or (iv) for any transaction from which the director derived an improper personal benefit. If the Colorado Corporation Code is amended after the effective date of this Eleventh Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director will be eliminated or limited to the fullest extent permitted by the Colorado Corporation Code, as so amended. Any repeal or modification of this Eleventh Article by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

TWELFTH: The Corporation is authorized to provide indemnification of its directors, officers, employees and agents in accordance with and subject to the limitations of the terms of Colorado Revised Statutes
          (S) 7-3-101.5. Such indemnification may be provided pursuant to the Corporation's Bylaws, by vote of the shareholders or of disinterested directors, by agreement or otherwise.

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                    THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Colorado, and pursuant to the Colorado Corporation Code, does make and file these Articles of Incorporation.

                              Name: Robert A.           as President for Search
                                    -------------------------------------------
                                    Company International
                                    ---------------------

                                    -------------------------------------------
                                    Incorporator

                              Date: 8/10/93
                                    ------------------------------------------

                                                     FILED COPY
                                                      RECEIVED


                                                 STATE OF

                                                     931082450
                                                      8/11/93
                                                                           61606
                                                                             001
 -----------
 FEE  $50.00
 -----------

SUBMIT ORIGINAL OCR AND
ONE COPY PROFIT CORPORATION
NAME AND PRINCIPAL ADDRESS

                                   CORP OCR


                           ARTICLES OF INCORPORATION

NAME     Salem Media of Colorado, Inc.

STREET   1535 Grant Street, Suite 140  CITY  Denver  STATE  CO  ZIP  80203

THIS DOCUMENT MUST BE TYPED IN BLACK

SECRETARY OF STATE - 1560 BROADWAY #200, DENVER, CO 80202
(303) 894-2200 EXT 2

CUMULATIVE VOTING SHARES OF STOCK IS AUTHORIZED. YES [ ] NO [X] IF DURATION IS LESS THAN PERPETUAL ENTER NUMBER OF YEARS

THERE ARE PROVISIONS LIMITING OR DENYING TO SHAREHOLDERS THE PREEMPTIVE RIGHT TO ACQUIRE ADDITIONAL OR TREASURY SHARES OF THE CORPORATION YES [ ] NO [X] IF YES: state provisions on a separate 8 1/2x11 sheet of paper.

STOCK INFORMATION: (if additional space is needed, continue and separate 8 1/2x11 sheet of paper).

STOCK CLASS  Common    AUTHORIZED SHARES  1000  PAR VALUE  no par

STOCK CLASS            AUTHORIZED SHARES        PAR VALUE

THE NAME OF THE INITIAL REGISTERED AGENT AND THE ADDRESS OF THE REGISTERED OFFICE IS: (corporations use LAST NAME space)

LAST NAME Search Company International  FIRST & MIDDLE NAME

STREET  1535 Grant Street, Suite 140  CITY  Denver  STATE  CO  ZIP 80203-1843

DIRECTORS: HOW MANY DIRECTORS CONSTITUTE THE INITIAL BOARD OF DIRECTORS OF THE CORPORATION?

THE NAMES AND ADDRESSES OF THE PERSONS WHO ARE TO SERVE AS DIRECTORS UNTIL THE 1ST ANNUAL MEETING OF SHAREHOLDERS OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED ARE: (If more than three, continue on a 8 1/2 x 11 sheet of paper)

LAST NAME   Atsinger         FIRST & MIDDLE NAME  Edward G., III

STREET   4880 Santa Rosa Road, Suite 300  CITY  Camarillo  STATE  CA  ZIP  93012

LAST NAME   Epperson          FIRST & MIDDLE NAME  Stuart

STREET   4880 Santa Rosa Road, Suite 300  CITY  Camarillo  STATE  CA  ZIP  93012

LAST NAME                     FIRST & MIDDLE NAME

STREET                                    CITY             STATE      ZIP

INCORPORATORS: NAMES AND ADDRESSES: (If more than two, continue on a separate 8 1/2x11 sheet of paper).

NAME                              ADDRESS

x  Search Company International  1535 Grant Street, Suite 140, Denver, CO  80203
-------------------------------  -----------------------------------------------
x
-------------------------------  -----------------------------------------------

I/WE THE UNDERSIGNED PERSON(S) OF THE AGE OF 18 YEARS OR MORE, ACTING AS INCORPORATOR(S) OF A CORPORATION UNDER THE COLORADO CORPORATION CODE, ADOPT THE ABOVE ARTICLES OF INCORPORATION. THE CORPORATION IS ORGANIZED FOR ANY LAWFUL PURPOSE. A MORE SPECIFIC PURPOSE MAY BE STATED ON A SEPARATE 8 1/2x11 SHEET OF PAPER).

x  Robert A.      as President    x
-------------------------------  -----------------------------------------------
           SIGNATURE                               SIGNATURE
for SEARCH COMPANY INTERNATIONAL
--------------------------------

                  PLEASE READ REVERSE SIDE BEFORE COMPLETING
 No.15.Rev.12-91. ARTICLES OF INCORPORATION (Profit)(OCR)  Bradford Publishing,
            1743 Wazee St., Denver, CO 80202 - (303)292-2599 - 12-91

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